                                                                [Execution Copy]

                            LETTER AMENDMENT NO. 5
                                      to
                  AMENDED AND RESTATED MASTER SHELF AGREEMENT


                               November 30, 1995


The Prudential Insurance Company
  of America
Pruco Life Insurance Company
c/o Prudential Capital Group
1201 Elm Street, Suite 4900
Dallas, Texas 75270

Ladies and Gentlemen:

          We refer to the Amended and Restated Master Shelf Agreement dated as of December 19, 1991 among the undersigned and The Prudential Insurance Company of America ("Prudential"), as amended by Letter Amendment No. 1, dated October 22, 1992, Letter Amendment No. 2, dated August 31, 1994, Letter Amendment No. 3, dated April 1, 1995 and Letter Amendment No. 4, dated July 28, 1995 (such agreement, as amended, being referred to as the "AGREEMENT"). Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

          The Company has requested that you amend certain covenants and definitions in the Agreement in anticipation of the Company entering into a Note Purchase Agreement (the "1995 Note Purchase Agreement") relating to the issuance and sale of the Company's 8.02% Senior Notes due November 2005 in an aggregate principal amount of $42,000,000. In addition, the Company has requested that you waive compliance with certain provisions of Paragraph 6C(3) and Paragraph 6C(8). You have indicated your willingness to so amend and waive. Accordingly, it is hereby agreed by you and us as follows:

     I.   AMENDMENTS TO THE AGREEMENT.  The Agreement is, effective the date
          ---------------------------
first above written, hereby amended as follows:


     A. Paragraph 5A(v) is hereby deleted in its entirety and replaced, in lieu thereof with the following:

          "(v) prior to April 30 in each year, a projection of the consolidated cash flows of the Company, its Subsidiaries and the joint ventures in which the Company or its Subsidiaries has an investment for the current fiscal year, in the form of EXHIBIT 1 attached to Letter Amendment No. 5;"

                                                                   Exhibit 10.48

     B. The last paragraph of Paragraph 5A is hereby deleted in its entirety and replaced, in lieu thereof, with the following:

               "The Company also covenants that forthwith upon the chief executive officer, chief financial officer, Vice President-Finance, Executive Vice President-General Counsel, Treasurer or President of the Company obtaining knowledge of an Event of Default or Default, it will deliver to each holder of any Notes an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposed to take with respect thereto."

     C. Paragraph 6A(2) is hereby deleted in its entirety and replaced, in lieu thereof, with the following:

          "6A(2) CURRENT RATIO. The ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.0 to 1.0 at any time. For purpose of determining compliance with this paragraph 6A(2),
          (x) "Consolidated Current Liabilities" will be calculated without including any payments of principal of any Funded Debt of the Company which are required to be repaid within one year of the date of calculation and (y) Consolidated Current Assets shall include the amount of funds that are available to be borrowed under the NCNB Agreement, where "available" means, as of the date of the determination, the bank parties to the NCNB Agreement are committed to advance such funds, no default exists under the NCNB Agreement and all conditions to such banks advancing such funds would be satisfied. Prudential acknowledges that the Company currently calculates the current ratio only as of the end of each calendar month."

     D. Paragraph 6A(3) is hereby deleted in its entirety and replaced, in lieu thereof, with the following:

          "6A(3). DEBT MAINTENANCE. Adjusted Consolidated Debt to exceed (i) from August 31, 1994 through October 31, 1996, 60% of Consolidated Net Tangible Assets and (ii) at any time after October 31, 1996, 55% of Consolidated Net Tangible Assets. In any event, for purposes of determining compliance with this paragraph 6A(3), Adjusted Consolidated Debt shall include without limitation all indebtedness included in determining compliance with the similar covenant in the NCNB Agreement."

     E. Paragraph 6C(3) is hereby deleted in its entirety and replaced, in lieu thereof, with the following::

          "6C(3) LIMITATION ON INVESTMENTS AND NEW BUSINESSES. (i) Make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business (which shall be deemed to include expenditures, commitments, obligations and transactions permitted by clause (iii) or clause (iv) of this paragraph 6C(3)); (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations (which shall be deemed to include electric power generation and marketing and expenditures, commitments, obligations and transactions permitted by clause (iii) or clause (iv) of this paragraph 6C(3)); (iii) make any acquisitions of, capital contributions to, or other investments in, any Persons which exceed in the aggregate $500,000 other than (a) capital contributions to and investments in any joint venture described in EXHIBIT 2 to Letter Amendment No. 5 or in the Wholly Owned Subsidiaries, (b) acquisitions of equity in corporations or partnerships having as their primary business gas processing, transmission and gathering, oil and gas production and storage or gas marketing and related activities or electric power generation and marketing which do not exceed in the aggregate 10% of Consolidated Net Tangible Assets and (c) deposits with, investments in, obligations of and time deposits in any domestic bank or domestic branches of foreign banks which, at the time such deposit or investment is made, are rated A or better by Standard & Poor's Rating Group or Moody's Investors Service, Inc. or B or better by Thompson Bank Watch and investments maturing within one year from the date of acquisition in direct obligations of or obligations supported by, the full faith and credit of, the United States of America; or (iv) make any acquisition or investment in any properties other than gas processing, transmission and gathering facilities, domestic oil and gas properties, gas storage facilities, gas inventory and electric power generation facilities which exceeds $5,000,000; PROVIDED, however, that the loans referred to in paragraph 6C(7) may be outstanding."

     F. Paragraph 6C(5)(iv) is hereby deleted in its entirety and replaced, in lieu thereof, with the following:

               "(iv) any non Wholly Owned Subsidiary may merge or consolidate with any other corporation, provided that immediately after giving effect to such merger or consolidation (a) the continuing or surviving corporation of such merger or consolidation shall constitute a Subsidiary, and (b) no Event of Default or Default shall exist."

     G. The dollar amount "$2,000,000" set forth in Paragraph 6C(6) shall be deleted and replaced, in lieu thereof with "$4,000,000".

     H. Paragraph 6C(8) is hereby deleted in its entirety and replaced, in lieu thereof, with the following:

               "6C(8) CONTRACTS; TAKE-OR-PAY AGREEMENTS. Enter into any "take-or-pay" contract or other contract which requires it to pay for oil, gas, other hydrocarbons or other minerals prior to taking delivery thereof, PROVIDED that the Company may enter into such contracts so long as the aggregate maximum direct and contingent liability of the Company under such contracts does not exceed $500,000 at any one time, and PROVIDED FURTHER that the Company may enter into contracts with gas producers requiring the Company to make payments if the Company has not connected the producer's well to the Company's gathering system within a specified period of time, so long as the maximum direct or contingent liability of the Company under such contract does not exceed $500,000. The Company and its Subsidiaries may enter into: (a) Short Hedge Futures to sell natural gas or liquid hydrocarbons or to offset a Long Hedge Future; and (b) Long Hedge Futures to purchase natural gas or liquid hydrocarbons or to offset a Short Hedge Future; PROVIDED, however, that at the time of entering into a Short Hedge Future, the Company shall own and have available to it sufficient amounts of natural gas or liquid hydrocarbons, as the case may be, or shall own pursuant to firm contracts to deliver natural gas or liquid hydrocarbons, as the case may be, pursuant to such Short Hedge Future; PROVIDED, further, that at the time of entering into a Long Hedge Future, the Company shall have sufficient agreements from Counterparties to purchase natural gas or liquid hydrocarbons, as the case may be, from the Company so that the Company can resell natural gas or liquid hydrocarbons, as the case may be, delivered pursuant to such Long Hedge Future."

     I. Paragraph 6F shall be deleted in its entirety and replaced, in lieu thereof, with the following:

               "6F. Other Agreements. Without the prior written consent of the Required Holder(s) of the Notes of each Series, the Company will not amend, modify or waive (i) any provision of the Term Loan Agreement which would shorten the maturity or average life of any loan thereunder, (ii) any provision of the Revolving Loan Agreement which would shorten any commitment thereunder, or (iii) any provision of the 1993 Note Purchase Agreement or the 1995 Note Purchase Agreement which would shorten the maturity or average life of any note issued thereunder."

     J. The definition of "Reinvestment Yield" set forth in paragraph 10A is hereby amended by amending the last sentence thereof in its entirety to read as follows:

               "Such implied yield shall be determined, (i) if necessary, by (x)
                                                                              -
               converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (y)
                                                                          -
               interpolating linearly between yields reported for various maturities and, (ii) if interest on such Notes is paid quarterly, by converting all such implied yields to a quarterly payment basis in accordance with accepted financial practice."


     K. The definition of "Adjusted Consolidated Debt" set forth in Paragraph 10B is hereby deleted in its entirety and replaced, in lieu thereof, with the following:

               "`ADJUSTED CONSOLIDATED DEBT' shall mean Consolidated Debt (excluding Debt in the amount of the Receivables Investment relating to the Permitted Securitization Program) PLUS Excess Working Capital Deficit."

     L. The definition of "Consolidated Current Liabilities" set forth in Paragraph 10B is hereby deleted in its entirety and replaced, in lieu thereof, with the following:

               "`CONSOLIDATED CURRENT LIABILITIES' shall mean the consolidated current liabilities (including, without limitation, the Debt in respect of the Permitted Securitization Program) of the Company and its Subsidiaries, as determined in accordance with generally accepted accounting principles."

     M. The definition of "Consolidated Net Tangible Assets" set forth in Paragraph 10B is hereby amended by adding the following clause:

               "`CONSOLIDATED NET TANGIBLE ASSETS' shall mean the consolidated assets of the Company and its Subsidiaries, LESS, without duplication
          (i) Consolidated Current Liabilities MINUS Excess Working Capital Deficit, (ii) asset, liability, contingency and other reserves of the Company and its Subsidiaries, including reserves for depreciation and for deferred income taxes, (iii) all other liabilities of the Company and its Subsidiaries, except liabilities for Funded Debt of the types described in clauses (i), (ii) and (iii) of the definition of Debt, and (iv) treasury stock, unamortized debt discount and expense, goodwill, trademarks, brand names, patents, organizational expenses and any other intangible assets of the Company and its Subsidiaries, and any write-up of the values of any assets after June 30, 1991, all as determined in accordance with generally accepted accounting principles; PROVIDED, HOWEVER, that the term "Consolidated Net Tangible Assets" shall include the book value of long-term gas contracts with producers that the Company assumes in connection with acquisitions and that are reflected on the books of the Company as assets."

     N.   The following definition is hereby added to Paragraph 10B:

          "`COUNTERPARTY' shall mean (i) any Person described in EXHIBIT 3 to the Letter Amendment No. 5, (ii) any Person that is not an Affiliate of the Company and that has senior debt securities rated at least A by Standard & Poor's Rating Group or Moody's Investors Service, Inc. or whose obligations in respect of agreements described in the final proviso to paragraph 6C(8) or in the definition of Long Hedge Future or Short Hedge Future, as the case may be, are fully guaranteed by an affiliate of such Person whose senior debt securities are so rated, and (iii) any other Person that is not an Affiliate of the Company and with whom the Company has agreements of the nature described in the final proviso to paragraph 6C(8) or in the definition of Long Hedge Future or Short Hedge Future, so long as (a) the aggregate amount of all such agreements with such Person outstanding at any time shall not exceed $1,000,000 and (b) the Company has such agreements outstanding with no more than nine other such Persons at any time."

     O. The definition of "Long Hedge Future" set forth in Paragraph 10B is hereby deleted in its entirety and replaced, in lieu thereof, with the following:

          "`LONG HEDGE FUTURE' shall mean an agreement, purchased on a commodities exchange or entered into with a Counterparty, that obligates the Company to purchase natural gas or liquid hydrocarbons, as the case may be, at a pre-determined price at a pre-determined time."

     P. The definition of "NCNB Agreement" set forth in Paragraph 10B is hereby deleted in its entirety and replaced, in lieu thereof, with the following:

          "`NCNB AGREEMENT' shall mean (i) from the date hereof to August 31, 1993, the First Restated Loan Agreement, dated as of October 31, 1991, between the Company and NCNB, as Agent and NCNB and Bankers Trust Company as Co-Managers of the Acquisition Loan and Certain Banks as Lenders, and (ii) from and after August 31, 1993, Term Loan Agreement and the Revolving Loan Agreement."

     Q. The definition of "Short Hedge Future" set forth in Paragraph 10B is hereby deleted in its entirety and replaced, in lieu thereof, with the following:

          "`SHORT HEDGE FUTURE' shall mean an agreement, purchased on a commodities exchange or entered into with a Counterparty, that obligates the Company to sell natural gas or liquid hydrocarbons, as the case may be, at a pre-determined price at a pre-determined time."

     R. Paragraph 10B is hereby amended by adding the following new definitions in alphabetical order:

          "`REVOLVING LOAN AGREEMENT' shall mean the Loan Agreement (Revolver) dated August 31, 1993 between the Company and NationsBank of Texas, N.A. (formerly known as NCNB Texas National Bank), as the provisions thereof have been or may be from time to time amended or waived in compliance with paragraph 6F.

          `TERM LOAN AGREEMENT' shall mean the Third Restated Loan Agreement
          (Term) dated August 31, 1993 between the Company and NationsBank of Texas, N.A. (formerly known as NCNB Texas National Bank), as Agent and Certain Banks as Lenders.

          `1993 NOTE PURCHASE AGREEMENT' shall mean, collectively, those certain separate Note Purchase Agreements each dated as of April 1, 1993, between the Company and each of the purchasers listed on Annex 1 thereto, respectively, as the provisions thereof have heretofore been amended or waived or may be from time to time amended or waived in compliance with paragraph 6F.

          `1995 NOTE PURCHASE AGREEMENT' shall mean, the Note Purchase Agreement dated as of November 29, 1995 between the Company and the Purchasers listed on the signature page thereto, as the provisions thereof have heretofore been amended or waived or may be from time to time amended or waived in compliance with paragraph 6F."

     II.  WAIVERS; COMPLIANCE WITH PARAGRAPH 6(G).
          ----------------------------------------

     A. Prior to the date hereof, the Company has entered into certain futures transactions outside of a commodities exchange (the "OTC Transactions") relating to the sale or purchase of natural gas or liquid hydrocarbons. Prudential, as the Required Holder of the Notes, hereby waives any and all violations of Paragraph 6C(8) of the Agreement resulting from OTC Transactions which have been entered into prior to the effective date of this Letter Amendment No. 5.

     B. Prior to the date hereof, the Company has made certain capital contributions to the joint ventures described in EXHIBIT 2 to Letter Amendment No. 5 (the "Contributions"). Prudential, as the Required Holder of the Notes, hereby waives any and all violations of Paragraph 6C(3) resulting from the Contributions which have been made prior to the effective date of this Letter Amendment No. 5.

     C. Prudential hereby acknowledges that the Company has, in compliance with Paragraph 6G of the Agreement, offered to amend this Agreement so as to provide the holders of the Notes with the benefits of certain financial covenants set forth in the 1995 Note Purchase Agreement which are more restrictive than the covenants set forth in the Agreement. The Company hereby agrees that it will, on or before January 31, 1996, execute and deliver an amendment to this Agreement providing for such more restrictive covenants.

     III. MISCELLANEOUS; EFFECTIVENESS.
          -----------------------------

     A. On and after the effective date of this letter amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, and each reference in the Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this letter amendment. The Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this letter amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.

     B. This letter amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

     C. If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this letter amendment to the Company at its address at 12200 N. Pecos Street, Denver, CO 80234, Attention: Vice President-General Counsel. This letter amendment shall become effective as of the date first above written when and if (i) counterparts of this letter amendment shall have been executed by us and you, and (ii) the consent attached hereto shall have been executed by each Guarantor.


                              Very truly yours,

                              WESTERN GAS RESOURCES, INC.


                              By: /s/ JOHN C. WALTER
                                  ---------------------------------
                                    Title: Executive Vice President



Agreed as of the date
     first above written:

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA

By: /s/ THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
    -----------------------------------------------
     Vice President

PRUCO LIFE INSURANCE COMPANY

By: /s/ PRUCO LIFE INSURANCE COMPANY
    --------------------------------
     Vice President

                             CONSENT TO AMENDMENT

          Each of the undersigned is a Guarantor ("GUARANTOR" and, collectively, "GUARANTORS") under separate guaranties (each being a "GUARANTY") dated as of October 27, 1992 or August 31, 1993 in favor of The Prudential Insurance Company of America ("PRUDENTIAL"), for itself and on behalf of affiliates of Prudential with respect to the obligations of Western Gas Resources, Inc. (the "COMPANY") under a Master Shelf Agreement dated as of December 19, 1991, as amended (the "ORIGINAL AGREEMENT"). The terms used herein have the meaning specified in each Guaranty unless otherwise defined herein. Prudential and the Company entered into an Amended and Restated Master Shelf Agreement dated as of December 19, 1991 (as subsequently amended, the "AMENDED AGREEMENT") which amended the Original Agreement. Prudential and the Company are entering into a Letter Amendment No. 5 to Amended and Restated Master Shelf Agreement dated November 30, 1995 to which this consent is attached (the "LETTER AMENDMENT"). Each of the undersigned hereby consents to the Letter Amendment and each hereby confirms and agrees that its Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of this consent, all references in the Guaranty of the undersigned to the "Shelf Agreement", "thereunder", "thereof" or words of like import referring to the Shelf Agreement shall mean the Amended Agreement as amended by the Letter Amendment.

          Dated as of November 30, 1995.


MGTC, INC.
WESTERN GAS RESOURCES STORAGE, INC.
MOUNTAIN GAS RESOURCES, INC.
WESTERN GAS RESOURCES - TEXAS, INC.
WESTERN GAS RESOURCES OKLAHOMA, INC.
MIGC, INC.


By: /s/ JOHN C. WALTER
    ------------------
     Title: